EXHIBIT 4.10
CERTIFICATE OF TRUST
OF
PRIVATEBANCORP CAPITAL TRUST IV
     THIS Certificate of Trust of PrivateBancorp Capital Trust IV (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) (the “Act”).
     1. Name. The name of the statutory trust formed hereby is PrivateBancorp Capital Trust IV.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.
     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.
SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Larry D. Richman

Larry D. Richman
Administrative Trustee

/s/ Dennis L. Klaeser

Dennis L. Klaeser
Administrative Trustee

/s/ Christopher J. Zinski

Christopher J. Zinski
Administrative Trustee

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY,
as Property Trustee

By: /s/ W. Thomas Morris, II

Name: W. Thomas Morris, II
Title: Assistant Vice President

WILMINGTON TRUST COMPANY, as Delaware Trustee

By: /s/ W. Thomas Morris, II

Name: W. Thomas Morris, II
Title: Assistant Vice President

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